SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [ ]  Definitive Proxy Statement
         [x]  Definitive Additional Materials
         [ ] Soliciting Material Pursuant to (ss.) 240.14a-11(c) or (ss.) 240.14a-12

                Bull & Bear U.S. Government Securities Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notes:



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                BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.


Dear Fellow Shareholders,

         We strongly urge you to REJECT KARPUS and vote on the enclosed WHITE card.

         Here's why:

o KARPUS IS WASTING THE FUND'S MONEY. The Board of Directors believes that Karpus must bear the blame for part of the Fund's expenses, specifically legal expenses incurred by the Fund in responding to Karpus' 1997 proxy fight and Karpus' continued feuding with the Fund. For example, Karpus brought a lawsuit against the Fund in a Maryland Court that was dismissed with prejudice, although the significant expense of the legal defense was borne by the Fund.

o KARPUS IS NOW SEEKING THE FUND'S MONEY. In total, Karpus is seeking "reimbursement" from the Fund of apparently at least $140,000. The Fund believes that Karpus' proxy solicitation may be part of Karpus' continuing efforts to exploit the Fund.

o        KARPUS IS AGAINST THE FUND'S HIGH DIVIDEND DISTRIBUTION
         POLICY. The Board of Directors of the Fund believes the managed 8% dividend distribution policy, which may include a return of capital, is important to shareholders.

o        THE FUND'S RETURNS TO SHAREHOLDERS HAVE BEEN
         EXCELLENT AND AMONG THE BEST of all 25 closed end government bond funds tracked by Morningstar, Inc. (an independent financial analysis firm). The Fund's 12 month yield includes return of capital distributions estimated at approximately 28.6% of total distributions as of October 31, 1998. According to Morningstar:

         15.76% is the Fund's market total return for the 12 months ending October 31, 1998 (ranking 4th best of 25 funds) (NAV return 6.84%).

         8.85% is the Fund's 12 month yield as of October 31, 1998 (ranking 2nd best of 25 funds).

         If you have not voted, or if you voted using the blue card, it is important that you vote now using the enclosed WHITE proxy card. Remember, the last completed proxy card you send in will be the proxy that counts for your vote -- so please don't forget to make sure you sign and date the enclosed WHITE card. Thank you for your support.


                                Very truly yours,

                             The Board of Directors